As filed with the Securities and Exchange Commission on May 22, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3410353
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

240 Route 10 West Whippany, New Jersey	07981-0206
(Address of Principal Executive Offices)	(Zip Code)

Suburban Propane Partners, L.P. Amended and Restated 2018 Restricted Unit Plan

(Full Title of the Plan)

Bryon Koepke, Esq.

Vice President, General Counsel & Secretary

Suburban Propane Partners L.P.

240 Route 10 West

Whippany, NJ 07981-0206

(Name and Address of Agent for Service)

(973) 887-5300

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Louis Rambo, Esq.

Kunal Dogra, Esq.

Proskauer Rose LLP

1001 Pennsylvania Avenue, NW

Washington, DC 20004-2533

Tel: (202) 416-6800

Fax: (202) 416-6899

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 2,650,000 common units (the “Common Units”) of Suburban Propane Partners, L.P. (the “Registrant”) reserved for issuance under the Suburban Propane Partners, L.P. Amended and Restated 2018 Restricted Unit Plan (the “Plan”). The increase in the number of Common Units authorized for issuance under the Plan was approved by the Registrant’s unitholders at the Registrant’s tri-annual meeting held on May 21, 2024. The Registrant previously filed a registration statement (File No. 333-224975) on Form S-8 with the Securities and Exchange Commission (the “Commission”) on May 16, 2018 registering Common Units to be issued under the Plan, and a registration statement (File No. 333-256285) on Form S-8 with the Commission on May 19, 2021 registering additional Common Units to be issued under the Plan (together, the “Prior Registration Statements”).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated herein by reference into this Registration Statement:

1.	the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Commission on November 22, 2023;

2.	the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 2023, and March 30, 2024, filed with the Commission on February 8, 2024, and May 9, 2024, respectively;

3.

the Registrant’s Current Reports on Form 8-K filed with the Commission on October  25, 2023, October  26, 2023, November  13, 2023, December  5, 2023, January  24, 2024, January  25, 2024, January  26, 2024, March  18, 2024, April  24, 2024, April  25, 2024, May 22, 2024, and May 22, 2024; and*

4.

the description of the Registrant’s Common Units contained in its Current Report on Form 8-K filed with the Commission on October 19, 2006, together with any amendment or report filed with the Commission for the purpose of updating this description.

*	Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Document

4.1	Third Amended and Restated Agreement of Limited Partnership of the Registrant dated as of October 19, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006), as amended as of July 31, 2007 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 2, 2007), as further amended as of January 24, 2018 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 24, 2018), and as further amended as of November 11, 2020 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 16, 2020).

4.2	Description of Common Units of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006).

5.1	Opinion of Proskauer Rose LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Form S-8)*

99.1	Suburban Propane Partners, L.P. Amended and Restated 2018 Restricted Unit Plan*

107	Filing Fee Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whippany, State of New Jersey on this 22nd day of May, 2024.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Bryon Koepke
Bryon Koepke
Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Bryon Koepke and Michael A. Stivala, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Suburban Propane Partners, L.P. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Michael A. Stivala Michael A. Stivala	President, Chief Executive Officer and Supervisor	May 22, 2024

By:	/s/ Matthew J. Chanin	Chairman and Supervisor	May 22, 2024
Matthew J. Chanin

By:	/s/ Jane Swift	Supervisor	May 22, 2024
Jane Swift

By:	/s/ Amy M. Adams	Supervisor	May 22, 2024
Amy M. Adams

By:	/s/ Harold R. Logan, Jr.	Supervisor	May 22, 2024
Harold R. Logan, Jr.

By:	/s/ Terence J. Connors	Supervisor	May 22, 2024
Terence J. Connors

By:	/s/ William M. Landuyt	Supervisor	May 22, 2024
William M. Landuyt

By:	/s/ Rommel M. Oates	Supervisor	May 22, 2024
Rommel M. Oates

By:	/s/ Michael A. Kuglin Michael A. Kuglin	Chief Financial Officer	May 22, 2024

By:	/s/ Daniel S. Bloomstein	Vice President, Controller and Chief Accounting Officer	May 22, 2024
Daniel S. Bloomstein